EX-99.23.a.ix
                   AmeriPrime Advisors Trust Amendment No. 11

                       Agreement and Declaration of Trust


         1. Pursuant to Sections 4.1 and 7.3 of the Agreement and Declaration of Trust of AmeriPrime Advisors Trust and effective upon the execution of this document, the undersigned, being a majority of the trustees of AmeriPrime Advisors Trust, hereby change the name of the "StoneRidge Small Cap Equity Fund" series to the "StoneRidge Small Cap Growth Fund." The relative rights and preferences of the Series shall be those rights and preferences set forth in
Section 4.2 of the Agreement and Declaration of Trust of AmeriPrime Advisors Trust.

         2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                        /s/
                     --------------------------------------------
                             Kenneth D. Trumpfheller

                                        /s/
                       --------------------------------------------
                             Richard J. Wright

                                        /s/
                      --------------------------------------------
                              Mark W. Muller

Dated: July 9, 2001


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